Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you should consult an independent financial adviser who, if you are taking advice in Ireland, is authorized or exempted under the European Communities (Markets in Financial Instruments) Regulations 2007 (S.I. No. 60 of 2007) (as amended) or the Investment Intermediaries Act 1995 (as amended) or, if you are taking advice elsewhere, is an appropriately authorized independent financial adviser.

This document should be read in conjunction with the Proxy Statement dated June 2, 2017 (the “Proxy Statement”) setting out, amongst other things, the terms of the recommended cash offer made by Zoetis Inc. (“Zoetis”), through its wholly-owned subsidiary Zoetis Belgium S.A. (“Bidco”), for the acquisition of Nexvet Biopharma Public Limited Company (“Nexvet”) (the “Acquisition”) as described in the Announcement and provided for in the Transaction Agreement and, unless the context otherwise requires, terms capitalised or otherwise defined in the Proxy Statement shall have the same meaning when used in this document.

If you have any questions on this document, you should contact Nexvet at +61 3 9610 4412.

TREATMENT OF OPTIONS, RESTRICTED SHARE UNITS AND WARRANTS IN

RESPECT OF NEXVET ORDINARY SHARES

in connection with the

RECOMMENDED CASH OFFER FOR

NEXVET BIOPHARMA PUBLIC LIMITED COMPANY

BY

ZOETIS BELGIUM S.A.

AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

ZOETIS INC.

The release, publication or distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, Nexvet and the companies involved in the Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

The directors of Zoetis and the directors of Bidco accept responsibility for the information contained in this document other than that relating to Nexvet and the Nexvet Group and the directors of Nexvet and members of their immediate families, related trusts, and persons connected with them. To the best of the knowledge and belief of the directors of Zoetis and the directors of Bidco (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Nexvet accept responsibility for the information contained in this document relating to Nexvet and the Nexvet Group and the directors of Nexvet and members of their immediate families, related trusts, and persons connected with them. To the best of the knowledge and belief of the directors of Nexvet (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Evercore Partners International LLP, which is authorized and regulated in the United Kingdom by the Financial Conduct Authority, and Evercore Group L.L.C., which is a securities broker-dealer registered with the SEC and subject to regulation by the SEC and FINRA (“Evercore”), are acting as financial adviser for Nexvet, including for the purposes of Rule 3 of the Takeover Rules, and no one else in connection with the Acquisition and the other matters referred to in this document, and will not regard any other person as its client in relation to the Acquisition and the other matters referred to in this document and will not be responsible to anyone other than Nexvet for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the Acquisition or the other matters referred to in this document. Neither Evercore nor any of its Subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this document, any statement contained therein or otherwise.

Cowen and Company, LLC (“Cowen”), which is a securities broker-dealer registered with the SEC and subject to regulation by the SEC and FINRA, is acting as financial adviser for Nexvet and for no one else in connection with the Acquisition and the other matters referred to in this document, and will not be responsible to anyone other than Nexvet for providing the protections afforded to clients of Cowen or for providing advice in relation to the Acquisition and the other matters referred to in this document.

Nexvet’s financial advisers are Evercore and Cowen. DLA Piper, Seattle and Matheson, Dublin are providing legal advice to Nexvet as to U.S. Law and Irish Law, respectively.

Goldman Sachs & Co. LLC and Goldman Sachs International (in their capacity as financial adviser to Zoetis) (“Goldman Sachs”), which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser exclusively for Zoetis and Bidco and no one else in connection with the Acquisition and the other matters referred to in this document, and will not regard any other person as its client in relation to the Acquisition and the other matters referred to in this document and will not be responsible to anyone other than Zoetis and Bidco for providing the protections afforded to clients of Goldman Sachs, nor for providing advice in relation to the Acquisition for the other matters referred to in this document.

Zoetis’ and Bidco’s financial adviser is Goldman Sachs. Morgan, Lewis & Bockius LLP, New York and Arthur Cox, Dublin are providing legal advice to Zoetis and Bidco as to U.S. Law and Irish Law, respectively.

Any person who is the holder of one per cent or more of Nexvet Shares may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules, effective from the date of commencement of the Offer Period.

Evercore has given and not withdrawn its written consent to the issue of this document with the inclusion of the references to its name in the form and context in which they appear.

Accidental omission to despatch this document to, or any failure to receive same by, any person to which the terms set out in this document apply, or should apply, shall not invalidate the terms set out in this document in any way.

JOINT LETTER FROM NEXVET BIOPHARMA PLC AND ZOETIS BELGIUM S.A.

Nexvet Biopharma plc

Registered Office:

Unit 5 Sragh Business Park

Rahan Road

Tullamore

Co. Offaly

Registered Number:

547923

Directors:

Cormac Kilty

Mark Heffernan

John Payne

Christopher Brown

Joseph McCracken

Ashraf Elfar Hanna

Rajiv Patel

George William Gunn

Zoetis Belgium S.A. Registered Office: Bumiat 1, B-1348 Louvain-la-Neuve Belgium

June 16, 2017

To:	The holders of options, restricted share units and warrants, including convertible securities granted under the Nexvet Option Terms of Issue, the Nexvet Long Term Incentive Plan and the Nexvet Biopharma Public Limited Company 2015 Equity Incentive Plan (the “Plans”).

Re:	Treatment of options, restricted share units and warrants in respect of Nexvet ordinary shares in connection with the proposed acquisition of Nexvet Biopharma plc (“Nexvet”) by Zoetis Inc. (“Zoetis”) through its wholly owned subsidiary Zoetis Belgium S.A. (“Bidco”) (the “Acquisition”).

Dear Nexvet convertible security holder,

1.	Introduction

1.1	As you are aware, on April 13, 2017, we announced the Acquisition, the terms of which are governed by a transaction agreement entered into among Zoetis, Bidco and Nexvet (the “Transaction Agreement”). One of the matters addressed by the Transaction Agreement is the treatment of outstanding options to purchase Nexvet ordinary shares (the “Nexvet Options”), outstanding restricted share units in respect of Nexvet ordinary shares (the “Nexvet RSUs”) and outstanding warrants in respect of Nexvet ordinary shares (the “Nexvet Warrants”, and together with the Nexvet Options and the Nexvet RSUs, the “Nexvet Convertible Securities”).

1.2	The purpose of this letter is to give you information regarding how the Acquisition will affect your Nexvet Convertible Securities pursuant to the Scheme and the Transaction Agreement. You need concern yourself only with the term(s) that apply to the Nexvet Convertible Securities that you hold.

1.3	You should already have received, for your information, a copy of the proxy statement containing important information about the Acquisition (the “Proxy Statement”). If you have not already received a copy of the Proxy Statement, you may contact D.F. King & Co Inc., Nexvet’s proxy solicitor, toll free within the United States and Canada at +1-866-796-1285, or call collect outside the United States and Canada at +1-212-269-5550. A copy of the Proxy Statement is also available on Nexvet’s website (www.nexvet.com) and on Zoetis’ website (www.zoetis.com), in each case free of charge, subject to certain restrictions relating to Persons in Restricted Jurisdictions.

2.	Treatment of Nexvet Options

2.1	All Nexvet Options, whether vested or unvested, that are outstanding and unexercised as of the Effective Time shall automatically (and without any action on the part of any holder thereof) be cancelled and terminated and shall no longer be exercisable for Nexvet ordinary shares except that:

(a)	if the exercise price per ordinary share of any Nexvet Option (whether or not vested) that is outstanding as of immediately prior to the Effective Time is less than US$6.72 per Nexvet ordinary share (the “Consideration”), it shall be converted into the right of the holder thereof to receive the Nexvet Option Rule 15 Consideration set forth in Clause 2.2 below less such taxes, levies and/or withholding as are required to be made by applicable law, if any, and as applicable, upon the terms and subject to the conditions set forth in this letter; and

(b)	if the exercise price per ordinary share of any Nexvet Option (whether or not vested) that is outstanding as of immediately prior to the Effective Time is equal to or exceeds the Consideration, such Nexvet Options shall be cancelled as of the Effective Time without the payment of any amount or other consideration in respect thereof.

2.2	The Nexvet Option Rule 15 Consideration payable on the cancellation and termination of a Nexvet Option in accordance with clause 2.1(a) shall be the Consideration less the exercise price that would have been payable by or on behalf of the holder of the Nexvet Option for the purpose of exercising such Nexvet Option.

3.	Treatment of Nexvet RSUs

3.1	All Nexvet RSUs, whether vested or unvested, that are outstanding as of immediately prior to the Effective Time shall automatically (and without any action on the part of any holder thereof) be cancelled and terminated and shall no longer be exercisable for or convertible into Nexvet ordinary shares except that:

(a)	if the exercise or conversion price per ordinary share of any Nexvet RSU (whether or not vested) that is outstanding as of immediately prior to the Effective Time is less than the Consideration, it shall be converted into the right of the holder thereof to receive the Nexvet RSU Rule 15 Consideration set forth in Clause 3.2 below less such taxes, levies and/or withholding as are required to be made by applicable law, if any, and as applicable, upon the terms and subject to the conditions set forth in this letter; and

(b)	if the exercise or conversion price per ordinary share of any Nexvet RSU (whether or not vested) that is outstanding as of immediately prior to the Effective Time is equal to or exceeds the Consideration, such Nexvet RSU shall be cancelled as of the Effective Time without the payment of any amount or other consideration in respect thereof.

3.2	The Nexvet RSU Rule 15 Consideration payable on the cancellation and termination of a Nexvet RSU in accordance with clause 3.1(a) shall be the Consideration less the exercise or conversion price that would have been payable by or on behalf of the holder of the Nexvet RSU for the purpose of exercising or converting such Nexvet RSU, if applicable.

4.	Treatment of Nexvet Warrants

The Nexvet Warrants will remain in existence (subject to their terms) following the Effective Time, however the proposed new Article 193 of Nexvet’s articles of association will result in any share in the capital of Nexvet issued upon exercise of Nexvet Warrants following the Scheme Record Time being immediately acquired by Bidco from the holder of the Nexvet Warrant for the Consideration. The proposed new Article 193 is set out in Resolution 5 in the notice of the extraordinary general meeting of Nexvet shareholders, details of which are set out in Part 11 (Notice of Extraordinary General Meeting of Nexvet Biopharma plc) of the Proxy Statement.

5.	Exercise of options

5.1	Prior to the completion of the Acquisition, all vested Nexvet Options remain exercisable for Nexvet ordinary shares in the manner set forth in the Nexvet Option. If you wish to exercise your vested Nexvet Options, please contact Karen Adams at Nexvet by email to karen.adams@nexvet.com.

5.2	An exercise of your Nexvet Options may be subject to tax and accordingly we recommend that you consult your own tax advisors about the tax consequences under the laws of the relevant jurisdiction of any exercise of your options.

6.	Conversion of RSUs

6.1	Prior to the completion of the Acquisition, all vested Nexvet RSUs remain convertible into Nexvet ordinary shares in the manner set forth in the Nexvet RSU. If you wish to convert your vested Nexvet RSUs, please contact Karen Adams at Nexvet by email to karen.adams@nexvet.com.

6.2	A conversion of your RSUs may be subject to tax and accordingly we recommend that you consult your own tax advisors about the tax consequences under the laws of the relevant jurisdiction of any conversion of your RSUs.

7.	Payments

7.1	Any amounts due to you on the cancellation and termination of Nexvet Options in accordance with clauses 2.1(a) or on the cancellation and termination of Nexvet RSUs in accordance with clauses 3.1(a) will be paid to you within 14 days after the Effective Date.

7.2	If you are an employee of Nexvet, unless otherwise agreed by Nexvet, the payment will be made by electronic transfer into the bank account to which your normal payroll is paid. If Nexvet is required to do so by law, Nexvet will process the payment through payroll (less such taxes, levies and/or withholding as are required to be made by applicable law, if any).

7.3	If you are not an employee of Nexvet, unless otherwise agreed by Nexvet, the payment will be made by sending a cheque through the post in a prepaid envelope addressed to the person entitled to the payment at the address appearing on Nexvet’s records. The payment will be made in United States dollars.

7.4	Nexvet may agree to make the payment by electronic transfer into the bank account that you direct. If you wish to receive the payment by electronic transfer, please contact Karen Adams at Nexvet by email to karen.adams@nexvet.com by no later than 5:00 pm (ET/New York time) on Monday, July 24, 2017. Payments by electronic transfer will be made in United States dollars and will be subject to any relevant bank levies, deductions, or other charges, including the costs of any transfer of funds and the application of any conversion rates (none of which shall be the responsibility of Nexvet or Zoetis).

8.	If the Acquisition is not completed

It should be noted that in the event that, for whatever reason, the Acquisition is not completed, there will be no change to the rights you currently enjoy under the Plans or the Nexvet Warrants and you will continue to hold your Nexvet Convertible Securities subject to their existing terms and conditions.

9.	Tax implications

The cancellation and termination of the Nexvet Options, the cancellation and termination of the Nexvet RSUs, the payment of the Nexvet Option Rule 15 Consideration, the payment of the Nexvet RSU Rule 15 Consideration, any exercise of the Nexvet Warrants and any payment of the Consideration upon exercise of the Nexvet Warrants may have tax implications and accordingly we recommend that you take your own local tax advice (as required) regarding the tax implications for you.

10.	Defined terms

10.1	In this letter the following expressions bear the following meanings:

(a)	“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms;

(b)	“Effective Time” means the time on the Effective Date at which the order or orders of the High Court sanctioning the Scheme under Section 453 of the Companies Act 2014 and confirming the related reduction of capital that forms part of it under Sections 84 and 85 of the Companies Act 2014 and a copy of the minute required by Section 86 of the Companies Act 2014 are registered by the Registrar of Companies in Dublin, Ireland (being the “Registrar” as defined in Section 2 of the Companies Act 2014);

(c)	“Scheme Record Time” means 11.59 pm (Irish time) on the last business day before the Effective Date; and

(d)

“Scheme” means the proposed scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014 and the related capital reduction under Sections 84 and 85 of the Companies Act 2014 to effect the Acquisition pursuant to and on the terms (including the Conditions (as defined therein)) and for the Consideration and on such other terms and in such form not being inconsistent therewith as the parties thereto mutually agree in writing, including any revision thereof as may be so agreed between the parties thereto and, if required, by the High Court of Ireland.

11.	View of the Nexvet Board

The directors of Nexvet, who have been so advised by Evercore (financial advisers to Nexvet) as to the financial terms, consider the treatment of the Nexvet Convertible Securities described in this letter to be fair and reasonable. In providing financial advice to the directors of Nexvet, Evercore has taken account of the commercial assessments of the directors of Nexvet in relation to the Acquisition and the Nexvet Convertible Securities.

Yours faithfully,

/s/ George Gunn Dr. George Gunn On behalf of Nexvet Biopharma plc	/s/ Roman Trawicki Roman Trawicki On behalf of Zoetis Belgium S.A.